Exhibit 99.1

Jonathan R. West

Senior Vice President,

General Counsel and Corporate Secretary

December 15, 2009

Re:	2009 District-Wide Election Results

Dear Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2009 district-wide election of independent directors. The newly elected independent directors will serve four-year terms beginning on January 1, 2010 and expiring December 31, 2013.

Independent Director District-Wide Election – Two Directors

Number of Indiana members eligible to vote	195
Number of Michigan members eligible to vote	229
Total members eligible to vote	424
Number of Indiana members casting votes	65
Number of Michigan members casting votes	73
Total members casting votes	138
Total eligible votes for each directorship	5,150,534

		Term Ends	Votes Received
*Michael J. Hannigan, Jr. President The Hannigan Company	Carmel, IN	December 31, 2013	1,879,242

*James L. Logue III Chief Operating Officer Great Lakes Capital Fund	Lansing, MI	December 31, 2013	1,961,733

*	Elected

Thank you for participating in this year’s district-wide election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

/s/ JONATHAN R. WEST
Jonathan R. West
Corporate Secretary